Exhibit 10.17 (b)

                   FIRST ADDENDUM TO SHOW PRODUCTION AGREEMENT

         THIS ADDENDUM ("ADDENDUM") is made by and between ON STAGE ENTERTAINMENT, INC., with offices at 4625 West Nevso, Suite 9, Las Vegas, Nevada 89103 (hereinafter referred to as "On Stage") KURZ MANAGEMENT, with offices at Wilhelmshavenerstrasse 33, 10551, Berlin (hereinafter referred to as "Kurz") this 31ST day of July, 1997.

                                    RECITALS

         WHEREAS, On Stage and Kurz entered into a Show Production Agreement (the "Show Production Agreement") on May 31, 1997 pursuant to which On Stage is to present and otherwise stage its federally registered "Legends in Concert" production (the "Show") for Kurz at the Estrel Residence & Congress Hotel in Berlin, Germany (the "Venue") commencing on September 12, 1997 and continuing through and including December 31, 1997; and

         WHEREAS, after further negotiations, the parties wish to amend and augment the terms contained in the Show Production Agreement by entering into this Addendum which shall be deemed to have been executed contemporaneously therewith.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, obligations and benefits contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         MODIFICATION OF EXISTING TERMS

By this Addendum, the parties agree to amend and modify only those terms and conditions of the Show Production Agreement specifically enumerated. To the extent that a specific term, provision or condition is not modified or set forth in this Addendum, the original terms of Show Production Agreement are intended to remain in full force and effect. To the extent possible, the numbering of the following provisions shall correspond with the numbering sequence of the original Show Production Agreement terms, which they replace or to which they are added.

                              TERMS AND CONDITIONS

         5. ON STAGE'S RESPONSIBILITIES. On Stage shall maintain joint creative control of the Show including the exclusive right to modify and/or alter any and all aspects of the same at its reasonable discretion, except as provided for herein, and shall retain all rights to the Show. However, On Stage shall give appropriate consideration to any reasonable requests of Kurz, which may be caused by the different environment for the Show at the Venue. The Show will be a high-class impersonation show to be presented in a form, style, and format which meets or exceeds the generally accepted quality and performance standards for impersonation shows and reviews presented in the United States, in theaters of similar size with similar equipment. On Stage hereby further agrees that it will provide the following:

         5.1 To provide the following fourteen (14) performers which will consist of the following: five (5) Principal Acts; two (2) Singer/Dancers (one of which will act as assistant choreographer); four (4) Dancers; and one (1) Production Manager (hereinafter collectively referred to as the "Performers"). In addition, On Stage shall provide the services of one (1) Technician and one
(1) Choreographer during the initial set-up of the only. It should be noted that one of the Principal Acts will be one entertainer impersonating two (2) separate and distinct Principal Acts, for a total of six (6) Principal Acts.

          5.3  To  supply  all  necessary   costumes  for  the  Principal  Acts,
Singer/Dancers and Dancers.

          6. RESPONSIBILITIES OF KURZ. Kurz hereby agrees that it will provide the following at its sole cost and expense:

         6.1 Provide sixteen (16) international round-trip airline tickets on a regularly scheduled American flight carrier (USA/Berlin/USA) and domestic transportation to the Venue and back.

         6.2 Provide nine (9) hotel rooms at the Hotel Estrel and two (2) meals per day per Performer in the Hotel's restaurant(s) during the Initial Term and all subsequent terms thereof. Kurz will further provide four (4) additional hotel rooms and two (2) meals per day for the Executive Producer, the Associate Producer, as well as any additional technicians and/or choreographer(s) during load-in (pre-production), maintenance and load-out (closing) periods.

         6.7 To provide rehearsal pay for the Performers at one-half the weekly fee set forth in Section 7, below ($14,500.00). In addition, Kurz agrees to reimburse On Stage it's actual out-of-pocket costs directly related to rehearsing the singers and dancers in Las Vegas prior to leaving for Germany (including rehearsal pay, housing and travel), which amount shall in no event exceed $4,000.00.

          7. PAYMENT INFORMATION. Kurz shall pay to On Stage TWENTY NINE THOUSAND DOLLARS ($29,000.00) per week in United States Currency in consideration for On Stage's services contemplated hereunder. The schedule for the payment of said monies will be as follows:

          $18,500 To be received by On Stage by no later than September 12, 1997 (rehearsal pay); and

          $29,000 To be received by On Stage by no later than September 24, 1997, and every Wednesday thereafter for the duration of this Agreement.

         In addition to the above, the parties hereto agree that all gross receipts derived from the presentation of the Show above $50,000 USD per week will be split between the parties as follows: 75% to Kurz and 25% to On Stage. All payments required by Kurz hereunder shall be paid in United States Currency by automatic wire transfer into an account specified by On Stage. All costs associated with these automatic wire transfers shall be borne by Kurz. All payments required hereunder, shall be made via wire transfer directly into an account specified by On Stage and shall be secured by an irrevocable stand-by Letter of Credit issued by a German or United States bank approved by On Stage. On Stage hereby pre-approves the Deutsche Bank for such transaction. Kurz shall revise the current letter of credit issued by Deutsche Bank in favor of On Stage in the amount $350,000.00, so as to allow On Stage to draw down the balance of said letter of credit from September 26, 1997 through and including January 14, 1998.

          8. MERCHANDISE. On Stage hereby grants to Kurz the right to manufacture and sell On Stage's federally registered Show related merchandise at the Venue. All costs related to the sale of said merchandise including, but not limited to the cost of manufacturing the merchandise, the shipping and/or freight charges, the cost of setting up and operating the merchandise booth(s) and any taxes levied on the sale thereof shall be the exclusive responsibility of Kurz. All Net Profits generated from the sale of said merchandise shall be divided between the parties on a 70% to Kurz, 30% to On Stage basis. For purposes of this Paragraph, Net Profits shall be defined as all gross revenues generated from the sale of the merchandise, minus the direct cost of manufacturing the merchandise, freight, labor and taxes. Kurz shall remit On Stage's portion of the Net Profits derived from the sale of the merchandise on a monthly basis, in arrears of the previous performance week, along with a detailed accounting in a format acceptable to On Stage that clearly sets forth how the Net Profits for that respective week were calculated.

          10. MATERIALITY OF TIMELY PAYMENTS. The payments listed in Paragraph 7 and 8, above, are a material term of this Agreement. The failure of Kurz to make the payments required hereunder in a timely manner shall release On Stage from its duty to perform its responsibilities and obligations as required hereunder, but shall in no event release Kurz from its responsibilities and obligations required of them by this Agreement, including, but not limited to paying On Stage for services rendered as well as for services contracted for, but not yet performed.

          36. MODIFICATION OF IRREVOCABLE LETTER OF CREDIT. In as much as the payment

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the date and year first above written.


/s/ John W. Stuart                                   /s/ Bernhard Kurz
----------------------------                         ---------------------------
John W. Stuart                                       Bernhard Kurz
Chief Executive Officer                              President
On Stage Entertainment, Inc.                         Kurz Management